November 23, 1994




G&K Services, Inc.
G&K Services, Co.
Waterford Park
505 Highway 169N
Suite 455
Minneapolis, Minnesota 55441-6446

Attention:  Stephen LaBelle
            Secretary and Treasurer


                               Re: Loan Agreement dated as of September 28, 1990

Dear Sirs:

         We are the holder of the 10.62% Senior Notes (the "Notes") issued by G&K Services, Inc. (the "Company") in the original aggregate principal amount of $40,000,000 pursuant to the Loan Agreement dated as of September 28, 1990, between the Company and us (the "Agreement"). The Notes were amended pursuant to an amendment agreement dated January 28, 1993 (the "First Amendment") and an amendment agreement dated June 21, 1994 (the "Second Amendment") and are entitled to the benefit of a Guaranty dated as of September 28, 1990 issued by G&K Services, Co. (the "G&K Co. Guaranty").

         As the holder of the Notes and as a party to the Agreement, we hereby agree that the Agreement and the Notes shall be amended by this amendment (the "Third Amendment") as follows:


         1. Subsections A and B of Section 4.01 of the Notes shall be deleted in their entirety and the following substituted therefor:

                  "A.  Indebtedness evidenced by the Notes and the 8.46%
         Notes;

                  B. Indebtedness of the Company incurred pursuant to the Credit Agreement not exceeding at any time U.S. $25,000,000; provided, however, that upon execution and delivery by the parties to the Credit Agreement of a First Amendment to Credit Agreement in form and substance satisfactory to the Holders of the Notes, such amount may be increased to U.S. $50,000,000;"

         2. Subsection A of Section 4.02 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "A.  the 8.46% Guaranty and the G&K Co. Guaranty;"


         3. The last paragraph of Section 4.03 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "Without limiting the foregoing, the Company agrees that the Company will not, and will not permit any Restricted Subsidiary to, agree with any other Person not to grant any Lien in its or such Restricted Subsidiary's assets except with the Holders of the 8.46% Notes and the Banks who are parties to the Credit Agreement."


         4. Subsections C, D, E, F, and G of Section 4.10 of the Notes shall be deleted in their entirety and the following substituted therefor:

                  "C. loans and advances by a Restricted Subsidiary to the Company or another Restricted Subsidiary, except as provided in the proviso to Subsection E below;

                  D. loans and advances by the Company to any restricted Subsidiary, except as provided in the proviso to Subsection E below;

                  E. any existing loans or investments by the Guarantor or the Company in or to Work Wear; provided, however, that no further loans or advances and no further investments in Work Wear shall be permitted, except for those currently in existence on the date hereof;

                  F. except as provided in the proviso to Subsection E above, investments not otherwise permitted by the foregoing Subsections A through E of this Section 4.10 not at any time exceeding 5% of Consolidated Tangible Net Worth; and

                  G. except as provided in the proviso to Subsection E above, investments not otherwise permitted by the foregoing Subsections A through F of this Section 4.10 to the extent that the amount of such investments is deducted in determining Consolidated Tangible Net Worth for all purposes of the Notes.:

         5. (A) The following Definitions set forth in Section 6 of the Notes shall be deleted in their entirety and the following substituted therefor:

                           "Agreement" means the Loan Agreement dated September
                  28, 1990 between the Company and Metropolitan Life Insurance Company entered into in connection with the issuance of the Notes, as amended by the First Amendment, the Second Amendment and the Third Amendment, and as the same may be further amended from time to time.

                           "Guarantor"  means G&K Services, Co.

                           "Restricted Subsidiary" means each and every
                  Subsidiary of the Company and its Subsidiaries, whether now existing or hereafter created or acquired.


                  (B) The following definitions shall be added to Section 6 of the Notes:

                           "8.46% Guaranty" means the guaranty of the Guarantor,
                  dated as of November 23, 1994, guaranteeing to the holders of the 8.46% Notes the obligations of the Company under the 8.46% Notes and the 8.46% Loan Agreement.

                           "8.46% Loan Agreement" means the Loan Agreement dated
                  as of November 23, 1994 by and between the Company, Metropolitan Life Insurance Company and certain affiliates, as the same may be amended from time to time with the consent of the Holders of the Notes.

                           "8.46% Notes" means the 8.46% Senior Notes due
                  November 23, 1997 of the Company issued pursuant to the 8.46% Loan Agreement, as the same may be amended from time to time with the consent of the Holders of the Notes.


         6. (A) Subsection K of Section 7.01 of the Notes shall be amended by adding the phrase "or the 8.46% Guaranty" after the word "Guaranty" in the second line thereof.

            (B) Subsection L of Section 7.01 of the Notes shall be amended by adding the phrase "or the 8.46% Guaranty" after the word "Guaranty" in the second line thereof.

            (C) Section 7.01 of the Notes shall be amended by adding a new Subsection N to read as follows:

                           "N.  The occurrence of an "Event of Default" as
                  defined under the 8.46% Notes or the 8.46% Loan
                  Agreement;"


         Except as so amended by this Third Amendment, the Second Amendment and the First Amendment, the Notes and the Agreement are in all respects ratified and confirmed and all provisions thereof shall be given full force and effect as if they were set forth herein in their entirety; and all references in the Agreement to the Notes shall mean the Notes as so amended by this Third Amendment, the Second Amendment and the First Amendment.

         [Remainder of Page Intentionally Left Blank]

         This Third Amendment shall be of no force or effect unless and until you have returned to the undersigned a counterpart hereof executed by you at the foot hereof.

                                            Very truly yours,


                                            METROPOLITAN LIFE INSURANCE COMPANY

                                            By: /s/ Michael J. Kroeger
                                            Name: Michael J. Kroeger
                                            Title: Vice-President

AGREED TO AND ACCEPTED:

G&K SERVICES, INC.



By: /s/ Stephen F. LaBelle
Name: Stephen F. LaBelle
Tile: Treasurer

G&K SERVICES, CO.



By: /s/ Stephen F. LaBelle
Name: Stephen F. LaBelle
Tile: Treasurer